Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of
                    The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 4, 1996



                             SDN BANCORP, INC.
          (Exact name of registrant as specified in its charter)



 (Delaware)              (2-76555)                     (95-3683748)
---------------    ------------------------   ------------------------------
(State of other    (Commission File Number)     (I.R.S. Employer
jurisdiction of                                  Number)
incorporation)

   135 Saxony Road, Encinitas, CA               92024-0905
---------------------------------------         ----------
(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code:  (619) 436-6888

Item 5. Other Events


On March 4, 1996, SDN Bancorp, Inc., ("SDN") announced net income of $62,000 for the quarter ended December 31, 1995 compared to a net loss of $235,000 for the quarter ended December 31, 1994. While SDN's earnings since September 30, 1995 (the date SDN was recapitalized by selling $4.9 million of common stock) have been positive, they were not enough to offset the losses reported during the first nine months of the year. For the twelve month period ended
December 31, 1995, the net loss was $5,000 compared to a net loss of $989,000 for the year ended December 31, 1994. Included in the $5,000 net loss for 1995 is an extraordinary gain from extinguishment of debt of $625,000 net of income taxes. SDN's loss before extraordinary items net of a tax benefit was $630,000 compared to a net loss of $989,000 for 1994. Total deposits aggregated $51.4 million as of December 31, 1995, and loans equaled $39.0 million on the same date.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

           a)    Financial Statements               N/A
           b)    Pro Forma financials               N/A
           c)    Exhibits:
                 1.  Form of Press Release of SDN Bancorp, Inc
                     Dated  March 4, 1996.

                Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SDN Bancorp, Inc
Date:    March 8, 1996       Robert P. Keller  /s/
                             ---------------------
                             Robert P. Keller
                             President and
                             Chief Executive Officer